Exhibit 10.18

Supplementary Agreement of the

Restructuring Framework Agreement

The Supplementary Agreement (the “Supplementary Agreement”) of the Restructuring Framework Agreement is signed by the following parties on May 13, 2022, in Wuhan, the People's Republic of China (the “PRC”).

PARTY A: ECARX (Hubei) Tech Co., Ltd. (亿咖通（湖北）技术有限公司)

Address:	No. B1336, Chuanggu Startup Zone, Taizi Lake Cultural Digital Industrial Park, No. 18 Shenlong Road, Wuhan Economic and Technological Development District, Hubei, PRC.

PARTY B: Hubei ECARX Technology Co., Ltd. (湖北亿咖通科技有限公司) (“Hubei ECARX (湖北亿咖通)”)

Address:	Part B, Building 7, Qidixiexin High-tech Park, Innovation Valley, Southern Taizi Lake, Wuhan Economic and Technological Development Zone

Party A and Party B are hereinafter individually referred to as a/one “Party” and collectively as the “Parties”.

WHEREAS:

(A)	ECARX Holdings Inc. (a company incorporated under the laws of the Cayman Islands, “ECARX Cayman”) previously actually controlled Hubei ECARX through a series of contractual arrangements (the “VIE Control Agreements”) and transferred the entire economic interests of Hubei ECARX to the group Company (as defined below), thereby enabling the financial results of Hubei ECARX to be consolidated into the consolidated financial statements of the group companies.

(B)	In order to terminate the above contractual arrangements, ECARX Cayman made a Board of Directors’ resolution (the “0408 Board Resolution”) on April 8, 2022 (the “VIE Termination Date”), approving the termination of the VIE Control Agreements, and further approving a series of restructuring arrangements (the “VIE Restructuring”) with the group companies and Hubei ECARX in terms of business, qualifications, assets, contracts, intellectual property rights, employees, and equity investment after the termination of the VIE Control Agreement; ECARX (Wuhan) Technology Co., Ltd. (亿咖通（武汉）科技有限公司), Hubei ECARX(湖北亿咖通), Shen Ziyu, and Li Shufu jointly signed a “Termination Agreement on Existing Control Documents” on April 8, 2022, terminating the VIE Control Agreement.

(C)	The two parties signed the “Restructuring Framework Agreement” (the “Restructuring Framework Agreement”) on April 8, 2022. This agreement is to further clarify (i) the specific matters of the VIE Restructuring; and (ii) the arrangements involved in the matters related to VIE restructuring during the period from the VIE Termination Date to the actual completion date of VIE Restructuring under the Board Resolutions on Restructuring, as well as the transfer and attribution of relevant economic interests.

(D)	On May 13, 2022, ECARX Cayman made a Board of Directors’ resolution (the “0513 Board Resolution”) as shown in Annex I, supplementing and amending the 0408 Board Resolution. Under the 0513 Board Resolution, such supplements and amendments shall be approved, confirmed, adopted and made part of the previous 0408 Board Resolution.

In view of this, the two parties hereby reach the following agreement through negotiation. Terms used in this Supplemental Agreement have the same meanings as those defined in the Restructuring Framework Agreement, unless otherwise stated in this Supplementary Agreement.

1	AMENDMENT

1.1	Both parties agree and confirm to supplement and revise the “Retained Investment” in Article 1.1 of the previous Restructuring Framework Agreement: “retained investment” refers to Hubei ECARX's equity or equity investment in Anhui Xinzhi Technology Co., Ltd. (安徽芯智科技有限公司), Suzhou Tongjie Automotive Electronic Co., Ltd. (苏州桐劼汽车电子有限公司), Suzhou Chenling Investment LLP (苏州晨岭投资合伙企业（有限合伙）). Supplementary and revised Article 1.1 of the Restructuring Framework Agreement (the “AMENDMENT ARTICLE”):

“1.1 The Parties acknowledge that, for the purpose of VIE Restructuring, Hubei ECARX only retains the following businesses, qualifications, assets, contracts, intellectual property rights, employees and/or equity investment: (i) map surveying and mapping qualification (referring to Grade A Surveying and Mapping Qualification of Navigation Electronic Map and Grade B Surveying and Mapping Qualification of Internet Map Service of Hubei ECARX), (ii) mapping activities (including relevant assets, contracts, intellectual property rights and employees), (iii) retained investment (referring to Hubei ECARX's shares or equity investment in Anhui Xinzhi Technology Co., Ltd. (安徽芯智科技有限公司), Suzhou Tongjie Automotive Electronic Co., Ltd. (苏州桐劼汽车电子有限公司) and Suzhou Chenling Investment LLP (苏州晨岭投资合伙企业（有限合伙）), (iv) ICP license, (v) Daimler contract (referring to the contract on AI voice products signed by Hubei ECARX and Daimler Company (as a customer) on 5 March 2020, and (vi) the working capital of Hubei ECARX of approximately RMB20.00 million (collectively referred to as "retained business and assets").

1.2	Pursuant to the above amendment to the definition of Retained Investment, the Item 6 of “Transfer Methods” in Annex II of the Restructuring Framework Agreement shall delete “Suzhou Chenling Investment LLP (苏州晨岭投资合伙企业（有限合伙）)”. The Item 6 of “Transfer Methods” in the revised Annex II is as follows (the “AMENDMENT SCHEDULE”):

“Hubei ECARX will temporarily transfer all the equity interests it holds in JICA Intelligent Robot Co., Ltd. (吉咖智能机器人有限公司), Hubei Dongjun Automotive Electronic Technology Co., Ltd. (湖北东峻汽车电子科技有限公司), and Suzhou Photon-Matrix Optoelectronics Technology Co., Ltd. (苏州光之矩光电科技有限公司) to non-related third parties, and then such third parties shall transfer them to Party A (or other group companies designated by Party A) as soon as possible.”

2	OTHER ARTICLES

2.1	Article 5 (Confidentiality Clause) and Article 8 (Applicable Laws and Dispute Resolution) of the Restructuring Framework Agreement shall apply, mutatis mutandis, to this Supplementary Agreement as if they were outlined in their entirety in this Supplementary Agreement.

2.2	The parties hereby understand and agree that: (a) this Supplementary Agreement constitutes a supplement and amendment to the Restructuring Framework Agreement but does not affect the validity of the Restructuring Framework Agreement and shall be construed and applied together with the Restructuring Framework Agreement; (b) After being signed, the AMENDMENT ARTICLE in this Supplementary Agreement shall completely replace the original Article 1.1 of the Restructuring Framework Agreement, and the AMENDMENT SCHEDULE stated in this Supplementary Agreement shall completely replace the content of “Transfer Methods” in Annex II, Item 6 of the Restructuring Framework Agreement, as an integrated part of the Restructuring Framework Agreement and is deemed effective from the date on which the Restructuring Framework Agreement takes effect.

3	COPY

3.1	Both parties agree to complete the formal signing of this Supplementary Agreement by exchanging electronic scanned copies of the signature page. This Supplementary Agreement is duplicated into TWO copies; each party holds ONE copy with the same legal effect.

(No text below; Signature page follows)

IN WITNESS WHEREOF, the parties have signed the Supplementary Agreement of the Restructuring Framework Agreement by their authorized representatives on the date mentioned at the beginning hereof and to take effect immediately.

Party A:	ECARX (Hubei) Tech Co., Ltd.

Signature:	/s/ Shen Ziyu

Name:	Shen Ziyu
Position:	Legal representative

Party B:	Hubei ECARX Technology Co., Ltd.

Signature:	/s/ Shen Ziyu

Name:	Shen Ziyu
Position:	Legal representative

Signature page

Annex I

0513 Board Resolution

Annex